Exhibit 23.6

10th July 2024

CONSENT OF MEDICINES MANUFACTURING INNOVATION CENTRE, MONASH UNIVERSITY

The Medicines Manufacturing Innovation Centre, Monash University (“MMIC”) consents to the references in the Registration Statement on Form F-1 of Gelteq Limited to our research centre and to the white paper dated November, 2021 prepared by our research centre for Gelteq Limited.

/s/ Paul Wynne
Paul Wynne

10th July 2024

Dr Paul Wynne

Centre Manager

Monash University

Medicines Manufacturing Innovation Centre

Level 2, Building 403, Parkville Campus

399 Royal Parade

Parkville, VIC 3052

Australia